ITEM 23, EXHIBIT (i)(1)


September 3, 2002

Board of Trustees
RREEF Securities Trust
875 North Michigan Avenue
Suite 4100
Chicago, Illinois 60611

                  RE:  RREEF SECURITIES TRUST

Ladies and Gentlemen:

         We have acted as counsel for RREEF Securities Trust (the "Trust") in connection with the preparation and filing with the U.S. Securities and Exchange Commission of a registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") (File No. 333-87521) and the Investment Company Act of 1940 (File No. 811-09589) relating to an indefinite number of shares of beneficial interest in the series of the Trust designated as the Scudder RREEF Real Estate Securities Fund (the "Shares"), consisting of Class A, Class B, Class C, and Institutional Class shares.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed necessary to examine for the purpose of this opinion, including the Declaration of Trust and bylaws of the Trust, actions of the Board of Trustees authorizing the issuance of Shares and the Registration Statement.

         Based on the foregoing examination, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the Declaration of Trust and the actions of the Board of Trustees authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the 1933 Act.

                                   Sincerely,

                                    D'ANCONA & PFLAUM LLC


                                    By:   /s/ Allan J. Reich
                                       ------------------------
                                                Member